As filed with the Securities and Exchange Commission on September 19, 1997
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ---------------------
                          CELLEGY PHARMACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)

         California                                               82-0429727
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                               identification no.)
                              ---------------------

                       1065 E. Hillsdale Blvd., Suite 418
                          Foster City, California 94404
                                 (650) 524-1600
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
                              ---------------------

                               K. Michael Forrest
                      President and Chief Executive Officer
                          Cellegy Pharmaceuticals, Inc.
                       1065 E. Hillsdale Blvd., Suite 418
                          Foster City, California 94404
                                 (650) 524-1600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ---------------------

                                   Copies to:
                              C. Kevin Kelso, Esq.
                               Melissa Sayer, Esq.
                               Fenwick & West LLP
                         Two Palo Alto Square, Suite 700
                           Palo Alto, California 94306
                              ---------------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              ---------------------

                                                   CALCULATION OF REGISTRATION FEE

------------------------------------ ------------------------ ----------------------- ------------------------ ---------------------
                                                                Proposed Maximum       Proposed Maximum
 Title of Each Class of Securities   Amount to be Registered   Offering Price per     Aggregate Offering     Amount of Registration
         to be Registered                                            Share                   Price                     Fee
------------------------------------ ------------------------ ----------------------- ------------------------ ---------------------
Common Stock                                       1,974,887               $5.94(1)           11,730,829(1)                 3,555(1)
------------------------------------ ------------------------ ----------------------- ------------------------ ---------------------
Common Stock issuable upon
exercise of warrants                                  25,000               $5.94(2)              148,500(2)                    45(2)
-------------------------------------------------------------------------------------------------------------- ---------------------
Total                                                                                                                   $3,600(1)(2)
-------------------------------------------------------------------------------------------------------------- ---------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) under the Securities Act, based on the last sales price of the Common Stock on the Nasdaq SmallCap Market on September 15, 1997.
(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act, based on the last sales price of the Common Stock on the Nasdaq SmallCap Market on September 15, 1997.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

This Prospectus and the information contained herein are subject to completion or amendment. These securities may not be sold, nor may offers to buy be accepted, prior to the time the prospectus is delivered in final form. Under no circumstances shall this Preliminary Prospectus constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                 Subject to Completion dated September 19, 1997

                                   PROSPECTUS

                        1,999,887 Shares of Common Stock
                          CELLEGY PHARMACEUTICALS, INC.

         This prospectus (this "Prospectus") covers the registration for possible resale of shares (the "Shares") of Common Stock, no par value (the "Common Stock"), of Cellegy Pharmaceuticals, Inc. ("Cellegy" or the "Company") and certain warrants (the "Warrants") to purchase Common Stock, held or acquirable by certain persons ("Shareholders") named in this Prospectus. (The Shares and Warrants are referred to hereafter collectively as the "Securities".)

         This Prospectus covers 1,547,827 shares of Common Stock held by certain Shareholders that were acquired in a private placement transaction (the "Private Placement") completed on July 23, 1997, and described in this Prospectus, see "Selling Shareholders." Each Shareholder in the Private Placement represented to the Company, in the subscription agreement relating to the purchase of such Shares, that it was purchasing such Shares for investment and with no present intention of distributing or reselling such Securities. However, in recognition of the fact that each such Shareholder, even though purchasing such Shares for investment, wishes to be legally permitted to sell the Shares when they deem appropriate, the Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement of which this Prospectus forms a part (the "Registration Statement") with respect to the sale of such Shares from time to time. See "Plan of Distribution." To the Company's knowledge, as of the date of this Prospectus, no Shareholder has entered into any agreement, arrangement or understanding with any particular broker, market maker or other person with respect to sale of any of the Shares offered hereby.

         In addition, 427,060 of the Shares covered by this Prospectus were acquired by certain Shareholders in purchase transactions from other shareholders prior to the completion of the Private Placement in July 1997. The Shares covered herein also include 25,000 shares of Common Stock that are issuable upon exercise of Warrants to purchase Common Stock held by a certain Shareholder. While the Company will receive proceeds from the exercise of the Warrants, it will not receive any of the proceeds from the resale of the Shares. See "Selling Shareholders" for information with respect to Shares held or acquirable by the Shareholders.

         The Shares covered by this Prospectus represent approximately 26.3% of the Company's currently outstanding Common Stock (assuming exercise of the Warrant). The Shares are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). The Company will pay the expenses of registration estimated at $38,600. No underwriting discounts, commissions or expenses are payable or applicable in connection with the sale of the Securities. The Common Stock of Cellegy is quoted on the Nasdaq SmallCap Market under the symbol "CLGY". The Shares offered hereby may be sold from time to time at then prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. On September 15, 1997 the closing price of the Common Stock on the Nasdaq SmallCap Market was $5.94 per share. This Prospectus may be used by the Shareholders or by any broker-dealer who may participate in sales of the Common Stock covered hereby. In addition, any Shares offered hereby which qualify for sale pursuant to Rule 144 under the Securities Act or any other exemption may be sold under Rule 144 or an other exemption rather than pursuant to this Prospectus.

See "RISK FACTORS" commencing on page 7 for a discussion of certain factors that should be considered in connection with an investment in the Common Stock offered hereby.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is September 19, 1997.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a World Wide Web site (located at http://www.sec.gov) that contains reports, proxy and information statements and other information regarding the Company. The Company's Common Stock is listed on the Nasdaq SmallCap Market and reports, proxy statements and other information concerning the Company may be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006-1500.

         The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits filed therewith or incorporated therein by reference. Regarding statements contained in this Prospectus as to the contents of any contract or any other document referred to herein, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or incorporated therein by reference, each such statement being qualified in all respects by such reference. A copy of the Registration Statement may be inspected, without charge, at the offices of the Commission in Washington, D.C. and copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon the payment of the fees prescribed by the Commission.

         No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Shareholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission are incorporated herein by reference:

(a) The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1996.

(b) The Company's quarterly report on Form 10-QSB for the three months ended March 31, 1997.

(c) The Company's quarterly report on Form 10-QSB for the three months ended June 30, 1997.

(d) The Company's Proxy Statement for the Annual Meeting of Shareholders filed with the Commission on April 21, 1997.

(e) All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act following the fiscal year ended December 31, 1996 and prior to the termination of the offering contemplated hereby.

(f) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed with the Commission on August 1, 1995.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including the exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to Mr. A. Richard Juelis, Chief Financial Officer, 1065 E. Hillsdale Blvd., Suite 418, Foster City, CA 94404; telephone number (650) 524-1600.

                           FORWARD LOOKING STATEMENTS

         Certain statements contained in this Prospectus, including without limitation, statements containing the words "believes," "estimates," "expects" and words of similar import, constitute "forward looking statements." Such words and expressions are intended to identify such forward looking statements, but are not intended to constitute the exclusive means of identifying such statements. Such forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. These risks, uncertainties and other factors include, but are not limited to, those discussed below under the heading "Risk Factors." Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward looking statements contained herein to reflect any events or developments. Investors should also review forward looking statements contained in the Company's most recent Annual Report on Form 10-KSB and subsequent quarterly reports on Form 10-QSB.


                                   THE COMPANY

         The Company was founded in 1989 and is engaged in the development of prescription drugs and cosmeceutical products based upon its patented transdermal and topical drug delivery technologies. The Company's first prescription dermatologic drug, GlylorinTM, has been licensed to Glaxo Wellcome and is nearing completion of Phase III clinical trials, the last testing phase required by the Food and Drug Administration before marketing approval of a drug in the United States may be sought. In addition to Glylorin, Cellegy is simultaneously testing and developing several prescription drugs including a transdermal testosterone gel and a line of anti-wrinkling products that belong to a class of marketed compounds which the Company believes will not require a prescription.

         The principal executive offices of the Company are located at 1065 E. Hillsdale Blvd., Suite 418, Foster City, CA 94404 and its telephone number is
(650) 524-1600. In this Prospectus, the term "Cellegy" or "Company" refers to Cellegy Pharmaceuticals, Inc., a California corporation, unless the context otherwise requires.

Technology

         Cellegy's proprietary transdermal and topical drug delivery technologies have been found in preclinical evaluations to permit the delivery of larger or more lipophilic drugs into the systemic circulation and the local tissue. These technologies consist of PERMEATE and IRM, which the Company believes will permit the non-irritating transdermal and local delivery of drugs and other biopharmaceuticals that are the focus of discovery efforts by many of the world's leading pharmaceutical and biotechnology companies.

         If clinical and commercial development efforts are successful, the technology would permit the delivery of certain drugs that are currently administered by intramuscular or intravenous injection for the treatment of many diseases, and would also allow topical application of drugs whose local administration heretofore has been hampered by irritation, allergy, and inability to achieve a therapeutic dose. Transdermal delivery can also improve patient compliance where frequent, painful dosing regiments are required or where the physical/psychological status of the patient is impaired.

         PERMEATE is a patented technology which employs the use of bioactive permeation enhancers to permit controlled passage of larger molecule drugs through the skin. This technology potentially enables transdermal delivery of such drugs without the need for systems which are energy dependent, such as iontophoresis, electroporation, ultrasound or laser, to drive drugs through the skin barrier. Cellegy's delivery technology is intended to be used in a variety of topical dosage forms such as gels, creams, and sprays, and is not limited to the more traditional occlusive patches.

         IRM (Inflammatory Response Modulation) technology employs the use of proprietary substances intended to prevent or reduce inflammation and allergic reactions caused by contact with irritating or allergenic substances, including drugs, certain excipients in skin care products, occupational substances and natural allergens.

Product Development

         Cellegy's product development efforts are focused in three areas: (i) development of transdermal delivery systems for new drugs discovered by pharmaceutical and biotechnology companies; (ii) utilization of the Company's technologies to improve currently marketed pharmaceutical products, providing them with greater competitive advantages, market expansion possibilities and longer patent life; and (iii) development of improved and effective non-prescription cosmeceutical products which address the skin care needs of the increasing aging and middle-aged populations.

         The Company's most advanced pharmaceutical product is Glylorin. Based on clinical studies to date, Glylorin may inhibit the abnormal signs, as well as other symptoms, of ichthyosis, a lifelong, debilitating skin condition which in all of its forms afflicts an estimated one million persons in the United States, and for which there is currently no satisfactory treatment. After conducting product development efforts through early Phase III clinical trials, Cellegy licensed Glylorin to Glaxo Wellcome Inc. in November 1996. See "--Corporate and Research Alliances." Glaxo Wellcome is one of the world's largest pharmaceutical companies and a leader in the field of dermatology. The product is nearing completion of Phase III trials in the United States. Glylorin has been awarded Orphan Drug status and Cellegy has received an Orphan Drug grant of $400,000 from the Food and Drug Administration to supplement certain clinical development costs.

         Another pharmaceutical product under development is transdermal testosterone gel. Based on studies to date, the Company believes its proprietary gel formulation may be capable of providing therapeutic levels of testosterone through a once-a-day topical application to a small area of the body. Furthermore, Cellegy's testosterone gel is expected to have no risk of local irritation, which often accompanies use of traditional drug delivery technologies, such as patches and iontophoresis. Cellegy is also utilizing its drug delivery technologies to develop other products intended to address unmet needs in prescription pharmaceutical markets.

         The Company is developing a line of cosmeceutical products utilizing Cellegy's IRM technology which, based on studies conducted to date, appear to help protect the skin against physical, environmental or chemical insults and has the potential to reverse inflammation, irritation and allergic reactions caused by many active substances which are applied to the skin.

         The Company's lead cosmeceuticals include products under development designed to mitigate photoaging and reverse signs of skin wrinkling and dryness. Based on testing to date, these products are expected to produce greater improvements to the skin's appearance with less irritation and other adverse reactions than many current products. This product line may also address the skin barrier abnormalities unique to various ages, sexes and races. Cellegy commenced clinical testing of these products during the second quarter of 1997, and expects to complete clinical trials during 1998.

         Other targeted non-prescription cosmeceutical products include the alternative therapies for corticosteroid responsive diseases, inflammatory diseases, problem skin, and skin barrier repair following laser or chemical peeling therapy. If successfully developed, these products will be marketed primarily to professional groups including dermatologists, plastic/cosmetic surgeons and medical aestheticians. The Company is seeking partners with franchises in and access to these target markets and professional groups.

Corporate and Research Alliances

         In November 1996, Cellegy licensed its Glylorin treatment for ichthyosis to Glaxo Wellcome Inc. Under the terms of the agreement Cellegy will receive upfront and milestone payments from Glaxo Wellcome, assuming successful completion of the various milestones, as well as a royalty on net sales following regulatory approval. In addition, Glaxo Wellcome will assume responsibility and the associated costs for future development and worldwide commercialization of Glylorin for ichthyosis and other severe dry skin conditions.

         Cellegy has entered into license agreements for patented skin barrier repair and drug delivery technologies and methods discovered at the University of California at San Francisco School of Medicine.

         Cellegy is currently pursuing additional corporate alliances with major pharmaceutical companies and may, where appropriate, explore acquisitions to secure marketing distribution channels and/or to augment the Company's core technologies.

                                  RISK FACTORS

         Investors should consider carefully the following factors, in addition to the other information contained in this Prospectus, before purchasing the shares of Common Stock offered hereby.

         Early Stage of Product Development. Cellegy has not yet completed the development of any products or sought regulatory approval for the marketing of products and, accordingly, has not begun to market or generate revenues from the commercialization of products. Development of products will require significant additional research and development, including process development, extensive clinical testing and market research. All of the Company's product development efforts are based upon technologies and therapeutic approaches that have not been widely tested or used. The Company is not discovering new chemical entities, rather, it is using known commercially available compounds in conjunction with novel therapeutic formulations and strategies. Moreover, the Company's beliefs regarding the therapeutic and commercial potential for its potential products, including without limitation its drug delivery and cosmeceutical products, are based on preliminary assays or studies, and later studies may not support the Company's current beliefs. In addition, results of the Company's tests and studies have not been published in medical journals or reviewed by independent third parties (other than the third parties that in some instances conducted the studies on behalf of the Company) due to patenting strategies, and as a result have not been subjected to the same degree of scrutiny as results that have been published or subjected to review by independent parties. To the Company's knowledge, no company has yet completed human clinical trials for the regulatory approval process, or undertaken successfully commercial manufacture, of products that are based on the Company's proprietary technologies, and it is extremely difficult to predict whether or when the Company's products will meet with regulatory approval, can be manufactured successfully, or will be accepted in the marketplace.

         As a result, the Company's potential products are subject to the risks of failure inherent in the development of products based on new technologies. These risks include the possibilities that the Company's therapeutic approaches will not be successful; that the results from future clinical trials may not correlate with any safety or effectiveness results from prior clinical studies conducted by the Company or others; that some or all of the Company's potential products will not be successfully developed or will not be found to be safe and effective by the United States Food and Drug Administration, or otherwise will fail to meet applicable regulatory standards or receive necessary regulatory clearances; that the products, if safe and effective, will be difficult to manufacture in commercial quantities at reasonable costs or will be uneconomical to market; that proprietary rights of third parties will preclude the Company from commercializing such products; or that third parties will market superior or equivalent products. In addition, the failure of the Company's most advanced clinical compound, Glylorin, to successfully complete its current Phase III and future clinical testing, including toxicology studies, could have a material adverse effect on the Company. There can be no assurance the Company's research and development activities will result in any commercially viable products.

         The timetable for the completion of the various milestone events that must occur in order for the Company's products to be approved and marketed is very uncertain. Pharmaceutical research and development is frequently characterized by scientific and regulatory delays and disappointments. Although the Company may set target dates for the completion of various milestone events, the uncertainties and risks in the Company's product development and testing efforts mean that decisions on whether to invest in the Company should not assume that the targets will be met.

         The evaluation of animal and human clinical test results involves making judgments about data and other information that often are not conclusive. Later testing may show those judgments to have been erroneous. For example, the Company's beliefs regarding the potential comparative therapeutic benefits of its products compared to currently marketed products may be erroneous, or the FDA may not agree with the Company's conclusions regarding such matters. Furthermore, due to the independent and blind nature of certain human clinical testing, there will be extended periods during the testing process when the Company will have only limited, or no, access to information about the status or results of the tests. Other pharmaceutical companies have believed that their products performed satisfactorily in early tests, only to find their performance in later tests, including Phase III clinical trials, to be inadequate or unsatisfactory, or that FDA Advisory Committees have declined to recommend approval of the drugs, or that the FDA itself refused approval, with the result that such companies' stock prices have fallen precipitously.

         Competition and Technological Change. The pharmaceutical industry is subject to rapid and significant technological change. Competitors of the Company in the United States and abroad are numerous and include, among others, major pharmaceutical, chemical, consumer, and biotechnology companies, specialized firms, universities and other research institutions. There can be no assurance that the Company's competitors will not succeed in developing technologies and products that are more effective than any which are being developed by the Company or that would render the Company's technology and potential products obsolete and noncompetitive. Many of these competitors have substantially greater financial and technical resources and production and marketing capabilities than the Company. In addition, many of the Company's competitors have significantly greater experience than the Company in preclinical testing and human clinical trials of pharmaceutical products and in obtaining FDA and other regulatory approvals of products for use in health care. There can be no assurance that the Company's products under development will be able to compete successfully with existing products or products under development by other companies, universities and other institutions or that they will obtain regulatory approval in the United States or elsewhere.

         Accumulated Deficit; Anticipated Gains or Losses. The Company had an accumulated deficit of $16.7 million at June 30, 1997. The Company expects to incur net losses for at least the next few years, the amount of which is highly uncertain. There can be no assurance that the Company will ever be able to generate product revenues or achieve or sustain profitability. The Company will be required to conduct significant research, development, testing and regulatory compliance activities that, together with projected general and administrative expenses, are expected to result in significant operating losses for at least the next few years. The Company's ability to achieve profitability depends upon its ability to successfully complete, either alone or with others, development of its potential products, successfully conduct clinical trials, obtain required regulatory approvals, find appropriate third party manufacturers and market its products or enter into license agreements on acceptable terms. In the event the Company enters into any future license agreements, such license agreements may adversely affect the Company's profit margins on its products.

         Future Capital Needs; Uncertainty of Additional Funding. The Company's operations to date have consumed substantial amounts of cash. The Company has no current source of ongoing revenues or capital beyond existing cash. In order to complete the research and development and other activities necessary to commercialize its products, additional financing will be required. The Company's capital requirements depend on numerous factors, including without limitation the progress of its research and development programs, the progress of preclinical and clinical testing, the time and costs involved in obtaining regulatory approvals, the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights, competing technological and market developments, changes in the Company's existing research relationships, the ability of the Company to establish collaborative arrangements, the development of commercialization activities and arrangements, and the purchase of capital equipment.

         In April 1996, the Company completed a private placement of 750 shares of Series A Preferred Stock resulting in net proceeds of approximately $6.8 million. In July 1997, the Company raised additional $3.8 million in a private placement which are the subject of the shares registered herein. The Company believes that its existing resources will satisfy its anticipated cash requirements through at least December 31, 1998, based upon the Company's current plan. However, the Company will require substantial additional capital to fund its operations, continue research and development programs and preclinical and clinical testing of its potential products and conduct its business. The Company may seek any required additional funding through equity offerings, private financings and collaborative or other arrangements with third parties. There can be no assurance that additional funds will be available on acceptable terms. If additional funds are raised by issuing equity securities, further substantial dilution to existing shareholders may result. If adequate funds are not available, the Company may be required to delay, scale back or eliminate one or more of its research and development programs, or to obtain funds through entering into arrangements with third parties that may require the Company to relinquish rights to certain of its technologies or potential products that the Company would not otherwise relinquish.

         Limits on Secondary Trading; Liquidity of Trading Market. Under the blue sky laws of most states, public sales of Common Stock and the publicly traded class of warrants issued in the Company's initial public offering (the "IPO Warrants") by persons other than the Company in "non-issuer transactions" must either be qualified under applicable blue sky laws, or exempt from such qualification requirements. Blue sky authorities in California or other states may impose other restrictions on the secondary trading of Common Stock or IPO Warrants in those states. Certain additional restrictions may exist in California with respect to secondary trading of certain shares of Common Stock issued or issuable to certain investors, although these restrictions do not apply to any of the shares sold to the public in the Company's initial public offering. Moreover, in many states, secondary trading of the Common Stock or IPO Warrants is permitted only by virtue of an exemption so long as information about the Company is published in a recognized manual published by Standard & Poor's Corporation. As a result of these or other restrictions that might be imposed, shareholders may be restricted or prohibited from selling Common Stock or IPO Warrants in particular states as a result of applicable blue sky laws. These restrictions may have the effect of reducing the liquidity of the Common Stock or IPO Warrants and could adversely affect the market price of the Common Stock or IPO Warrants.

         The Common Stock and the IPO Warrants are listed on the Nasdaq SmallCap Market. If the Company should be unable to maintain the standards for continued quotation on the Nasdaq SmallCap Market, the Common Stock and the IPO Warrants could be subject to removal from the Nasdaq SmallCap Market. Trading, if any, in the Common Stock and the IPO Warrants would then be conducted in the over-the-counter market on an electronic bulletin board established for securities that do not meet the Nasdaq SmallCap Market listing requirements or in what are commonly referred to as the "pink sheets." As a result, an investor would find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities. In addition, depending on several factors including the future market price of the Common Stock, the Company's securities could become subject to the so-called "penny stock" rules that impose additional sales practice and market making requirements on broker-dealers who sell and/or make a market in such securities, which could affect the ability or willingness of broker-dealers to sell and/or make a market in the Company's securities and the ability of purchasers of the Company's securities to sell their securities in the secondary market.

         The National Securities Market's Improvement Act of 1996 ("NSMIA"), among other things, prohibits states from preventing secondary trading of securities such as the Common Stock and IPO Warrants in transactions that are exempt from federal registration requirements under Section 4(1) of the Securities Act of 1933, as amended. Section 4(1) of the Securities Act exempts from federal registration requirements transactions by persons other than an issuer, underwriter or dealer, as those terms are defined in a Securities Act. The preemptive effect of NSMIA on regulation of secondary trading in California and other states has not been definitively addressed by the courts or applicable administrative agencies however, and thus some uncertainty may exist concerning the restrictions that states may impose upon secondary trading of the Common Stock and IPO Warrants.

         Government Regulation and Product Approvals. The research, testing, manufacture, labeling, distribution, marketing and advertising of products such as the Company's products and its ongoing research and development activities are subject to extensive regulation by governmental regulatory authorities in the United States and other countries. The rigorous preclinical and clinical testing requirements and regulatory approval process of the FDA in the United States and of certain foreign regulatory authorities can take five to ten years or more and require the expenditure of substantial resources. There can be no assurance that the Company will be able to obtain the necessary approvals for clinical testing or for the marketing of products. Moreover, additional government regulations may be established that could prevent or delay regulatory approval of the Company's products. Delays in obtaining regulatory approvals could have a material adverse effect on the Company. Even if regulatory approval of a product is granted, such approval may include significant limitations on the indicated uses of the product or the manner in which or conditions under which the product may be marketed. For example, even if the Company seeks FDA approval of a cosmeceutical product for non-prescription consumer sales, the FDA could instead require that the product be distributed by means of a prescription before considering approval for distribution as a non-prescription product. Prescription only approval, which the Company believes is common where a company seeks approval for a product involving a new compound or a compound previously approved for other uses, could delay for several years, or indefinitely, distribution through the consumer (non-prescription) channel of the Company's consumer products which are subject to premarket review and approval by the FDA. Moreover, failure to comply with regulatory requirements could subject the Company to regulatory or judicial enforcement actions, including, but not limited to, product recalls or seizures, injunctions, civil penalties, criminal prosecution, refusals to approve new products and withdrawal of existing approvals, as well as potentially enhanced product liability exposure. Sales of the Company's products outside the United States will be subject to regulatory requirements governing clinical trials and marketing approval. These requirements vary widely from country to country and could delay introduction of the Company's products in those countries.

         Patents and Proprietary Technology. The Company's success depends, in part, on its ability to obtain patent protection for its products and methods, both in the United States and in other countries. Several of the Company's products are based on existing compounds with a history of use in humans but which are being developed by the Company for new therapeutic use for skin diseases unrelated to the systemic diseases for which the compounds were previously approved. The Company cannot obtain composition patent claims on all formulations that include these compounds, and will instead need to rely on patent claims, if any, directed to use of the compound to treat certain conditions. The Company will not be able to prevent a competitor from using that formulation or compound for a different purpose. No assurance can be given that any additional patents will be issued to the Company, that the protection of any patents that may be issued in the future will be significant, or that current or future patents will be held valid if subsequently challenged. There is a substantial backlog of patent applications at the United States Patent and Trademark Office ("USPTO").

         The patent position of companies engaged in businesses such as the Company's business generally is uncertain and involves complex legal and factual questions. Further, issued patents can later be held invalid by the patent office issuing the patent or by a court. There can be no assurance that any patent applications relating to the Company's products or methods will issue as patents, or, if issued, that the patents will not be challenged, invalidated, or circumvented or that the rights granted thereunder will provide a competitive advantage to the Company. In addition, other entities may currently have, or may obtain in the future, legally blocking proprietary rights, including patent rights, in one or more products or methods under development or consideration by the Company. These rights may prevent the Company from commercializing technology, or may require the Company to obtain a license from the entity to practice the technology. There can be no assurance that the Company will be able to obtain any such licenses that may be required on commercially reasonable terms, if at all, or that the patents underlying any such licenses will be valid or enforceable. Moreover, the laws of certain foreign countries do not protect intellectual property rights relating to U.S. patents as extensively as those rights are protected in the United States. As with other companies in the pharmaceutical industry, the Company is subject to the risk that persons located in such countries will engage in development, marketing or sales activities of products that would infringe the Company's patent rights if such activities were in the United States.

         The agreements with UCSF pursuant to which the Company has exclusive license rights to certain barrier repair and drug delivery technology contain certain development and performance milestones which the Company must satisfy in order to retain such rights. Certain milestone dates have passed with the development or performance milestone not being satisfied. The Company is currently in discussions with the University concerning negotiations of new milestones and milestone dates, but no agreement has yet been reached. While the Company currently believes it will be able to negotiate satisfactory extensions, a loss of rights to the drug delivery technology could have a material adverse effect on the Company.

         Limited Staff; Third Party Relationship. In view of the early stage of the Company and its research and development programs, the Company has restricted hiring to research and development scientists and a small administrative staff and has made limited or no investment in marketing, product sales and regulatory compliance resources. The Company has certain key collaborations relating to the research, development and commercialization of its potential products. Therefore, the Company may be dependent upon the subsequent success of these outside parties in performing their responsibilities. In addition, the Company may enter into additional arrangements with corporate and academic collaborators and others to research, develop or commercialize potential products. There can be no assurance that the Company will be able to establish any such arrangements or that they will be successful. Failure to enter into any such arrangements that in the future might be necessary could have a material adverse effect on the Company's business.

         Risk of Product Liability; Limited Product Liability Insurance; Environmental Matters. The testing, marketing and sale of human health care products entails an inherent risk of allegations of product liability, and there can be no assurance that substantial product liability claims will not be asserted against the Company. The Company has obtained limited amounts of insurance relating to its clinical trials. There can be no assurance that the Company will be able to obtain or maintain insurance on acceptable terms for its clinical and commercial activities or that any insurance obtained will provide adequate protection against potential liabilities. Moreover, the Company is subject to federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of certain materials and wastes. The Company's research and development processes involve the limited, controlled use of hazardous and radioactive materials. The Company believes its safety procedures for handling and disposing of such materials comply with the standards prescribed by such laws and regulations, but the risk of accidental contamination or injury to the Company's employees or others from these materials cannot be eliminated. In the event of such an accident, the Company could be held liable for any damages that result, and any such liability could exceed the resources of the Company. Although the Company believes it is in compliance in all material respects with applicable environmental laws and regulations and currently does not expect to make material capital expenditures for environmental control facilities in the near-term, there can be no assurance that the Company will not be required to incur significant costs to comply with environmental laws and regulations in the future, or that the operations, business or assets of the Company may not be materially adversely affected by current or future environmental laws or regulations.

         Dependence Upon Key Employees and Consultants. The success of the Company is dependent upon the efforts of its senior management team, including Dr. Carl R. Thornfeldt, Chairman of the Board of Directors and Medical Director of the Company, and K. Michael Forrest, Chief Executive Officer of the Company. A change in the association of these individuals or other officers and directors of the Company could adversely affect the Company if suitable replacement personnel could not be employed. The success of the Company also depends upon its ability to continue to attract and retain qualified scientific and technical personnel. There is intense competition for qualified personnel in the areas of the Company's activities, and there can be no assurance that the Company will be able to continue to attract and retain the qualified personnel necessary for the development or expansion of its business.

         Anti-Takeover Provisions. Certain provisions of the Company's Amended and Restated Articles of Incorporation, as well as the California General Corporation Law, could discourage a third party from attempting to acquire, or make it more difficult for a third party to acquire, control of the Company without approval of the Company's Board of Directors. Such provisions could also limit the price that certain investors might be willing to pay in the future for shares of the Common Stock. Certain of such provisions allow the Board of Directors to authorize the issuance of preferred stock with rights superior to those of the Common Stock. The Company is also subject to the provisions of
Section 1203 of the California General Corporation Law which requires that a fairness opinion be provided to the Company's shareholders in connection with their consideration of any proposed "interested party" reorganization transaction.

         Volatility of Stock Price. The stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. In addition, the market price of the Common Stock and the IPO Warrants, like the stock prices of many publicly-traded pharmaceutical, chemical, consumer, and biotechnology companies, may prove to be highly volatile. Announcements of technological innovations or new commercial products by the Company or its competitors, developments or disputes concerning patent or proprietary rights, publicity regarding actual or potential medical results relating to products under development by the Company or its competitors, regulatory developments in both the United States and foreign countries, public concern as to the safety of pharmaceutical products, sales of a large number of shares of Common Stock in the market, and economic and other external factors, as well as period-to-period fluctuations in financial results, among other factors, may have a significant impact on the market price of the Common Stock and the IPO Warrants.

                              SELLING SHAREHOLDERS

      The Shareholders consist of (i) the investors who purchased Shares in the Private Placement (the "Investors"), some of whom also purchased Shares in purchase transactions from other shareholders completed in July 1997 and (ii) Charles S. Aker, who holds warrants to purchase Common Stock (the "Other Shareholder").

      The Registration Statement of which this Prospectus is a part is being filed, and the Shares offered hereby that were purchased in the Private Placement, are included herein, pursuant to registration rights included in the common stock purchase agreement associated with the Private Placement dated as of July 23, 1997 by and among the Company and the Investors (the "Placement Agreement"), and pursuant to registration rights granted to Mr. Aker in connection with his acquisition of the warrant described below (together, the "Registration Rights").

      The Shareholders identified in the table below as "Investors" acquired 1,547,827 shares of Common Stock in the Private Placement pursuant to Securities Subscription Agreements dated as of July 23, 1997 (the "Subscription Agreements"). The Investors include K. Michael Forrest, who has been the Company's President and Chief Executive Officer and a director since December 1996. Each Shareholder in the Private Placement represented to the Company in the Subscription Agreement that it was purchasing such Shares for investment and with no present intention of distributing or reselling such securities. However, in recognition of the fact that each such Shareholder, even though purchasing such Shares for investment, wishes to be legally permitted to sell the Shares when it deems appropriate, the Company has filed the Registration Statement with the Commission with respect to the sale of such Shares from time to time. To the Company's knowledge, as of the date of this Prospectus, no Shareholder has entered into any agreement, arrangement or understanding with any particular broker, market maker or other person with respect to sale of any of the Shares offered hereby.

      In addition, 427,060 shares were acquired by certain Shareholders in purchase transactions from other shareholders prior to the completion of the Private Placement in July 1997. Also in July 1997, common stock purchase warrants were issued to Charles S. Aker, an investor relations advisor to the Company, to acquire a total of 25,000 shares at an exercise price of $4.00 per share, subject to certain terms and conditions relating to his performance as an advisor to the Company.

         The  following   table  and   accompanying   footnotes   identify  each
Shareholder  based upon  information  provided to the  Company,  set forth as of
September  15,  1997,  with  respect  to  the  Shares  beneficially  held  by or acquirable  within 60 days of the date of the  information in the table by, each
Shareholder  and  the  shares  of  Common  Stock   beneficially   owned  by  the
Shareholders  which are not  covered  by this  Prospectus.  Except as  described above, based on information  supplied to the Company, no Shareholder has had any position, office or other material relationship with the Company within the past three years.

                                       Shares Beneficially Owned        Number of           Shares Beneficially
                                           Prior to Offering          Shares Being         Owned After Offering
Name                                    Number          Percent          Offered          Number          Percent
----                                    ------          -------          -------          ------          -------
Investors

Four Partners                          1,053,500          13.9          1,053,500                0           *
K. Michael Forrest                       425,827          5.6             347,827           78,000          1.0
Biotechnology Value Fund, L.P.           313,560          4.1             313,560                0           *
Biotechnology Value Fund, Ltd            160,000          2.1             160,000                0           *
Gary William Ross Trust                   50,000           *               50,000                0           *
Curran Partners, L.P.                     25,000           *               25,000                0           *
John Curran                               25,000           *               25,000                0           *

Other Shareholder

Charles S. Aker                           25,000           *               25,000                0           *

* Less than 1%.

                              PLAN OF DISTRIBUTION

         The Registration Statement of which this Prospectus forms a part has been filed pursuant to the Registration Rights. To the Company's knowledge, as of the date hereof, no Shareholder has entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the Shares offered hereby, nor does the Company know the identity of any of the brokers or market makers that any Shareholder may utilize in connection with the sale of any Shares. The Shares covered hereby may be offered and sold from time to time by the Shareholders. The Shareholders will act independently of the Company in making decisions concerning sales or other disposition of any Shares, and will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on the Nasdaq SmallCap Market or otherwise, at prices and on terms then prevailing or at prices related to the then market price, or in negotiated transactions. In addition, any Shares offered hereby which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 or any other exemption may be sold under Rule 144 or an other exemption rather than pursuant to this Prospectus.

         The Shares may be sold by one or more of the following methods: (a) a block trade in which the broker-dealer engaged by the Shareholder will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) through privately negotiated transactions; (c) purchases by the broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. To the Company's knowledge, the Shareholders have not, as of the date hereof, entered into any arrangement with a broker-dealer for the sale of shares through a block trade, special offering, or secondary distribution of a purchase by a broker-dealer. In effecting sales, broker-dealers engaged by the Shareholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the Shareholders in amounts to be negotiated.

         In offering their Shares, the Shareholders and any broker-dealers who execute sales for the Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Shareholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions.

         The Shareholders have advised the Company that, during such time as they may be engaged in a distribution of the shares of Common Stock included herein, they will comply with the applicable provisions under Regulation M under the Securities Exchange Act of 1934, as amended ("Regulation M") and, in connection therewith, each of the Shareholders has agreed not to engage in any stabilization activity in connection with any securities of the Company, to furnish copies of this Prospectus to each broker-dealer through which the shares of Common Stock included herein may be offered, and not to bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company except as permitted under Regulation M. Each of the Shareholders has also agreed to inform the Company and broker-dealers through whom sales may be made hereunder when the distribution of the shares is completed.

         Rule 102 and 103 under Regulation M prohibit participants in a distribution from bidding for or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 104 under Regulation M governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security.

         This offering will  terminate as to each  Shareholder on the earlier of
(a) the date on which such Shareholder's shares may be resold without volume restrictions under the Securities Act; or (b) the date on which all Shares offered hereby have been sold by the Shareholders. There can be no assurance that any of the Shareholders will sell any or all of the shares of Common Stock offered hereby.

         Pursuant to the registration rights granted in the Placement Agreement, the Investors have agreed to sell Shares constituting "Registrable Securities" pursuant to this Prospectus only during a "Permitted Window." As defined in the Purchase Agreement, the term "Registrable Securities" includes, among other shares, (i) all of the Shares purchased in the Private Placement, and (ii) any other shares of Common Stock owned, at the time the Registration Statement is filed, by an Investor that reasonably may be deemed to be an "affiliate" (as defined in Rule 144) of the Company.

         A "Permitted Window" is a period of 30 consecutive calendar days commencing upon delivery to the Investor of the Company's written notification to the Investor in response to a Notice of Resale that the Prospectus contained in the Registration Statement is available for resale. In order to cause a Permitted Window to commence, an Investor must first give written notice to the Company of its present intention to sell part or all of the Registrable Securities pursuant to such registration (a "Notice of Resale"). Upon receipt of such Notice of Resale, the Company will give written notice to the Investors as soon as practicable, but in no event not more than three business days after such receipt, that (A) the Permitted Window will commence on the date such notice is received by the Investor, (B) it is necessary for the Company to supplement the Prospectus or make an appropriate filing with the Commission so as to cause the Prospectus to become current (unless the Company exercises its deferral rights as provided in the Placement Agreement), or (C) the Company is required under the Securities Act to amend the Registration Statement in order to cause the Prospectus to be current (unless the Company exercises its deferral rights as provided in the Placement Agreement). If the Company determines that a supplement to the Prospectus, the filing of a report pursuant to the Exchange Act or an amendment to the Registration Statement is necessary, it will take such actions as soon as reasonably practicable (subject to certain exceptions), and the Company will notify the Investor of the filing of such supplement, report or amendment, and, in the case of an amendment, the effectiveness thereof, and the Permitted Window will then commence. Under certain circumstances once in any twelve month period, the Company is permitted to postpone the commencement of a Permitted Window for up to 60 days after receipt of a Notice of Resale. The Company may also defer the commencement of the Permitted Window for up to 180 days if so requested by an underwriter in connection with an underwritten offering of the Company's securities so long as any selling shareholders in such underwritten offering are subject to a lock-up agreement of the same duration. The Company is also permitted in certain circumstances and upon notice to the Investors to suspend a Permitted Window after it has opened for up to 60 days (and fewer days in certain circumstances).


                                  LEGAL MATTERS

         The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Fenwick & West LLP, Two Palo Alto Square, Suite 700, Palo Alto, California 94306.


                                     EXPERTS

         The financial statements of Cellegy Pharmaceuticals, Inc. appearing in Cellegy Pharmaceuticals, Inc.'s Annual Report (Form 10-KSB) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------



         No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

                              ---------------------


                                TABLE OF CONTENTS

                                                                Page
                                                                ----
Available Information                                            3
Incorporation of Certain Documents by
   Reference                                                     4
Forward Looking Statements                                       5
The Company                                                      5
Risk Factors                                                     7
Selling Shareholders                                            12
Plan of Distribution                                            13
Legal Matters                                                   14
Experts                                                         14


                               1,999,887 Shares of
                                  Common Stock


                               September 19, 1997

                              ---------------------

                                   PROSPECTUS

                              ---------------------


--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of Common Stock being registered hereby, all of which will be paid by the Registrant. All amounts are estimates except for the Securities and Exchange Commission registration fee.


Securities and Exchange Commission registration fee             $     3,600
Nasdaq SmallCap Market filing fee                                     7,500
Accounting fees and expenses                                          3,500
Legal fees and expenses                                              20,000
Printing and miscellaneous                                            4,000
                                                                ------------

Total                                                           $    38,600
                                                                ------------


ITEM 15. Indemnification of Directors and Officers.

         The Registrant's Amended and Restated Articles of Incorporation (the "Restated Articles") include a provision that eliminates the personal liability of its directors to the Registrant and its shareholders for monetary damages for breach of the directors' fiduciary duties to the maximum extent permitted under California law. This limitation has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the Registrant or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi) under Section 310 of the California Corporations Code (the "California Code") (concerning contracts or transactions between the Registrant and a director) or (vii) under Section 316 of the California Code (concerning directors' liability for improper dividends, loans and guarantees). The provision does not extend to acts or omissions of a director in his capacity as an officer. Further, the provision has no effect on claims arising under federal or state securities laws and will not affect the availability of injunctions and other equitable remedies available to the Registrant's shareholders for any violation of a director's fiduciary duty to the Registrant or its shareholders.

         The Restated Articles also include an authorization for the Registrant to indemnify its agents (as defined in Section 317 of the California Code), through bylaws provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this latter provision, the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers and employees. Indemnification may only be authorized by a majority of Registrant's directors or shareholders or by order of a court, unless the agent has been successful on the merits. In addition, the Registrant's policy is to enter into indemnification agreements with each of its officers and directors. These indemnification agreements provide that directors and officers will be indemnified and held harmless to the fullest extent permitted by law. These agreements, together with the Restated Articles, may require the Registrant, among other things, to indemnify such directors, officers and employees against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' insurance if available on reasonable terms.

         Section 317 of the California Code makes provisions for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

         The Underwriting Agreement referred to below sets forth certain provisions with respect to the indemnification of the Registrant and certain directors, officers, and controlling persons against certain losses and liabilities, including certain liabilities under the Securities Act.

         The Amended and Restated Registration Rights Agreement dated April 10, 1992, entered into by and among the Registrant and various investors, and the Amended and Restated Registration Rights Agreement dated February 10, 1995, entered into by and among the Registrant and various investors provide for cross indemnification of certain holders of Registrant's securities, and of Registrant and its officers and directors for certain liabilities existing under the Securities Act and otherwise.

         The Registrant also maintains a director and officer liability policy.

ITEM 16. Exhibits.

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit
Number   Exhibit Title
------   -------------
 4.1     Amended  and  Restated   Articles  of  Incorporation  of  the  Company.
         (Incorporated by reference to Exhibit 3.2 to the Company's Registration
         Statement  on  Form  SB-2   (Registration  No.  33-93288  LA)  declared
         effective on August 11, 1995 (the "SB-2")).
 4.2 Bylaws of the Company. (Incorporated by reference to Exhibit 3.3 to the SB-2).
 4.3     Specimen  Common  Stock  Certificate.  (Incorporated  by  reference  to
         Exhibit 4.1 to the SB-2).
 4.4 Common Stock Purchase Agreement dated as of July 23, 1997 by and among the Company and the Investors.
 5.1     Opinion of Fenwick & West LLP.
23.1     Consent of Ernst & Young LLP, Independent Auditors.
24.1     Power of Attorney (See signature page).

ITEM 17. Undertakings.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on September 19, 1997.

                                         CELLEGY PHARMACEUTICALS, INC.

                                         By: /s/  K. MICHAEL FORREST
                                            ------------------------------------
                                                   K. Michael Forrest
                                                   President and Chief Executive
                                                   Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints K. Michael Forrest and A. Richard Juelis, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all of said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

              Name                                       Title                             Date

Principal Executive Officer:
/s/   K. MICHAEL FORREST                 President, Chief Executive Officer and        September 19, 1997
------------------------------------     Director
     K. Michael Forrest

Principal Financial Officer
and Principal Accounting Officer:

/s/   A. RICHARD JUELIS                  Vice President, Finance, Chief Financial      September 19, 1997
------------------------------------     Officer and Secretary
      A. Richard Juelis

Directors:

/s/   CARL R. THORNFELDT, M.D.           Chairman of the Board of Directors            September 19, 1997
------------------------------------
      Carl R. Thornfeldt, M.D.

/s/   JACK L. BOWMAN                     Director                                      September 19, 1997
------------------------------------
      Jack L. Bowman

/s/   DENIS R. BURGER, PH.D.             Director                                      September 19, 1997
------------------------------------
      Denis R. Burger, Ph.D.

/s/   PETER M. ELIAS, M.D.               Director                                      September 19, 1997
------------------------------------
      Peter M. Elias, M.D.

/s/   TOBI B. KLAR, M.D.                 Director                                      September 19, 1997
------------------------------------
      Tobi B. Klar, M.D.

/s/   ALAN A. STEIGROD                   Director                                      September 19, 1997
------------------------------------
      Alan A. Steigrod

/s/   LARRY J. WELLS                     Director                                      September 19, 1997
------------------------------------
      Larry J. Wells